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                                                                    EXHIBIT 23.1

                             CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company for the registration of 193,676 shares of its common stock and to the incorporation by reference therein of (i) our report dated January 26, 1996, except for Note 17, as to which the date is January 31, 1996, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Annual Report"), (ii) our report dated January 20, 1995, with respect to the combined financial statements and schedule of the AIMCO Predecessors (as defined in the notes thereto) included in the Annual Report,
(iii) our report dated April 2, 1996, with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Somerset Village Apartments for the years ended December 31, 1995 and 1994 and for the period from June 10, 1993 to December 31, 1993 included in Apartment Investment and Management Company's Current Report on Form 8-K, dated November 21, 1996, filed with the Securities and Exchange Commission, (iv) our report dated November 19, 1996 with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Sycamore Creek Apartments and Tustin Woods Apartments for the year ended December 31, 1995 included in Apartment Investment and Management Company's Current Report on Form 8-K, dated November 21, 1996, filed with the Securities and Exchange Commission, and (v) our report dated January 8, 1997 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Villa Ladera Apartments for the year ended December 31, 1995 included in the Company's Current Report on Form 8-K dated December 19, 1997, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Dallas, Texas
January 28, 1997